Exhibit 99.1

Mobilewalla, a Leading Provider of Data-centric, Vertical Agentic AI solutions, to
Go Public Through Business Combination With SPACSphere Acquisition Corp.

●	The transaction values Mobilewalla at a $250 million pre-money valuation

●	Mobilewalla’s platform delivers purpose-built vertical AI solutions for operationally critical problems across the telecom and fintech industries

●	The company generates $13.9 million in Annual Recurring Revenue (“ARR”) as of April 30, 2026 across three proven products: the Mobilewalla Data Platform, Market Flow, and LendBetter

●	Agentic AI product, Telescope, in pilot at a F50 telecom company

●	Global customer base with over 200 businesses across a variety of industries with a focus on telecom and financial services

●	The transaction is expected to close in the second half of 2026

ATLANTA, Georgia and GRAND CAYMAN, Cayman Islands - Mobilewalla, a leading provider of data and vertical agentic AI solutions, and SPACSphere Acquisition Corp. (NASDAQ: SSAC), a publicly traded special purpose acquisition company, today announced they have entered into a definitive business combination agreement through which Mobilewalla will become a publicly listed company.

Mobilewalla was founded in 2012 by Dr. Anindya Datta. Since its founding, Mobilewalla has been focused on building a proprietary, exabyte-scale, research grade consumer data platform which provides high quality, privacy compliant data that is optimized to power vertical agentic AI solutions across multiple consumer facing industries.

“I am excited to partner with Bala and his team to help accelerate Mobilwalla’s proven vertical AI solutions across our current consumer facing markets, with an opportunity to accelerate our entrance into new markets, all of which we anticipate will benefit greatly from our approach,” said Dr. Anindya Datta, CEO of Mobilewalla. “We believe vertical agentic AI is the next frontier in the evolution of AI and solves industry challenges that horizontal AI cannot support.”

The company currently offers three vertical-specific products as part of their platform that drives actionable results across telecom, financial services and the marketing and advertising sectors. Mobilewalla’s current platform has been utilized globally by clients within its core verticals, and the company sees an opportunity to target a TAM of over $115 billion with a repeatable playbook into adjacent vertical markets.

Mobilewalla Data Platform includes:

●	Feature Mart — a curated library of hundreds of pre-built, privacy-compliant data features and attributes engineered from Mobilewalla’s global data assets and designed to improve the accuracy and convergence speed of predictive models used in customer analytics, risk scoring, and churn prediction.

●	Data Enrichment — an enterprise service that augments first-party data sets with additional consumer attributes such as behavioral trends, device-level information, and demographic signals enabling organizations to build a more complete view of their customers while maintaining compliance with applicable data-protection regulations.

●	Audience Segments — pre-packaged or custom audience groups derived from thousands of behavioral and demographic attributes. These segments support digital marketing, personalization, and audience-targeting initiatives across advertising and communications platforms.

Vertical AI Solutions

●	Market Flow (Telecommunications) — a competitive-intelligence and analytics suite for broadband and telecom providers. Market Flow helps operators measure market share shifts, assess customer churn and acquisition dynamics, and benchmark network performance relative to peers.

●	Telescope (Telecommunications) – an agentic AI solution integrating data from multiple sources and employing an agentic framework to cost effectively and efficiently deliver mission critical insights by incorporating data from a variety of sources, core AI techniques and an understanding of industry nuances. Telescope combines Mobilewalla’s proprietary data with natural-language access and autonomous agents, allowing telecom clients to ask highly specific competitive and operational questions that generic AI tools cannot answer

●	LendBetter (Emerging Market Financial Services & Fintech) — a data and analytics product tailored for lenders, enabling credit-risk modeling, identification of “new-to-credit” customers, fraud prevention, and portfolio optimization.

“We feel fortunate to partner with Anindya and the Mobilewalla team at this stage in Mobilewalla’s development, as they seek to expand into their large market opportunity for vertical agentic AI solutions that leverage their proprietary consumer data set,” said Bala Padmakumar, Chief Executive Officer and Chairman of SPACSphere Acquisition Corp. “We believe that the team is well positioned to deliver long term value for shareholders.”

Key Investment Highlights

●	A proven platform built on 14 years of R&D investment, with three usage-based solutions in the market today generating $13.9 million of ARR as of April 30, 2026.

●	Attractive financial profile with 94% gross retention, 96% monthly recurring revenue mix, scalable gross margin profile and a clear path to near-term EBITDA breakeven.

●	Proprietary Data Platform built on over 11 years of longitudinal signals is the foundation of a structural competitive data moat. The company has amassed a 400 PB data lake with over 5,000 consumer attributes and 250 predefined, predictive features.

●	Transformative M&A Pipeline with over $40 million of net new ARR in potential targets.

●	Multi-vector growth strategy driven by both organic expansion and M&A opportunities with clear near term catalysts.

●	Founder-Led with Aligned Incentives. Dr. Datta has majority ownership in Mobilewalla and existing stakeholders are rolling 100% of their equity into the combined entity.

Transaction Overview

The proposed business combination ascribes a pre-money equity value of $250 million to Mobilewalla. The combined company is expected to receive approximately $172.5 million of cash held in SSAC’s trust account at closing, assuming no redemptions of existing SSAC shares and based on trust value per share as of March 13, 2026.

Parties anticipate that certain institutional investors affiliated with Mobilewalla will commit $10 million to support the transaction.

The boards of directors of both Mobilewalla and SSAC have unanimously approved the proposed business combination, which is expected to close in the second half of 2026, subject to approval by SSAC and Mobilewalla stockholders and the satisfaction or waiver of customary closing conditions. Upon the closing of the proposed business combination, the combined company will be named Mobilewalla, Inc., and its common stock and public warrants are expected to be listed on a US national exchange subject to approval by the relevant exchange.

For a summary of the material terms of the transaction, as well as a copy of the business combination agreement and investor presentation, please see the Current Report on Form 8-K to be filed by SSAC with the U.S. Securities and Exchange Commission (the “SEC”) available at www.sec.gov. Additional information about the proposed business combination will be described in the registration statement on Form S-4 relating to the transaction (the “Registration Statement”), which SSAC and Mobilewalla will file with the SEC.

Advisors

D. Boral Capital LLC (“D. Boral”) is acting as Financial and Capital Markets advisors to SSAC. Norton Rose Fulbright US LLP is serving as legal advisor to SSAC. Lucosky Brookman LLP is serving as legal advisor to Mobilewalla. The Blueshirt Group is serving as investor relations advisors to Mobilewalla.

Investor Presentation

Mobilewalla and SSAC will furnish the SEC with an investor presentation that describes Mobilewalla’s business. To view the presentation, please visit the Mobilewalla Investor Relations website at www.mobilewalla.com/investorrelations.

For Investor Relations, including a copy of the presentation as filed with the SEC, please visit the Mobilewalla website at www.mobilewalla.com/investorrelations or the SEC’s website at www.sec.gov.

About Mobilewalla

Mobilewalla is a data and artificial intelligence (“AI”) company with a proprietary consumer data AI platform built on over a decade of longitudinal behavioral signals spanning 2 billion devices across 40+ countries. The company’s purpose-built technology stack ingests 50 terabytes of data daily and transforms it into predictive intelligence products and vertical agentic AI solutions for the telecommunications, financial services, and consumer data industries. Mobilewalla serves blue-chip enterprise clients in North America and Asia empowering these businesses to gain a granular understanding of consumer behavior, better understand customer needs and preferences and make strategic decisions based on a deep understanding of market trends and influences through Mobilewalla’s cutting-edge data and resulting insights.

About SPACSphere Acquisition Corp

SPACSphere Acquisition Corp. (NASDAQ: SSAC) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination.

Forward Looking Statements

This press release includes “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included herein, regarding the proposed business combination, SPACSphere Acquisition Corp.’s (“SSAC”) and Mobilewalla Holdco, Inc.’s (the “Company”) ability to consummate the transaction, the benefits of the transaction, SSAC’s and the Company’s future financial performance following the transaction, as well as SSAC’s and the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on SSAC’s and the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. SSAC and the Company caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of SSAC and the Company. These risks include, but are not limited to, (i) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of SSAC securities; (ii) the risk that the proposed business combination may not be completed by SSAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SSAC; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by SSAC’s shareholders and the Company’s stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the effect of the announcement or pendency of the proposed business combination on the Company’s business relationships, performance, and business generally; (v) risks that the proposed business combination disrupts current plans of the Company and potential difficulties in the Company’s employee retention as a result of the proposed business combination; (vi) the outcome of any legal proceedings that may be instituted against SSAC or the Company related to the agreement and the proposed business combination; (vii) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination (viii) the ability to maintain the listing of SSAC’s securities on the Nasdaq; (ix) the price of SSAC’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure; (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; (xi) the enforceability of the Company’s intellectual property, and the potential infringement on the intellectual property rights of others, cybersecurity risks or potential breaches of data security; (xii) the risk that the Company may never achieve or sustain profitability; (xiii) changes in the competitive and regulated industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure; (xiv) the impact of the U.S.-Iran war and other geopolitical conflicts, and (xv) other risks and uncertainties related to the transaction set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SSAC’s prospectus relating to its initial public offering (File No. 333-290414) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026 and other documents filed, or to be filed with the SEC by SSAC, including the Registration Statement, SSAC’s periodic filings with the SEC, including SSAC’s Annual Report on Form 10-K filed with the SEC on March 27, 2026 and any subsequently filed Quarterly Report on Form 10-Q. SSAC’s SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

The foregoing list of factors is not exhaustive. There may be additional risks that neither SSAC nor the Company presently know or that SSAC or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in SSAC’s proxy statement contained in the registration statement on Form S-4 (the “Registration Statement”), including those under “Risk Factors” therein, and other documents filed by SSAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SSAC and the Company assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither SSAC nor the Company gives any assurance that either SSAC or the Company will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed business combination between SSAC and the Company (the “Business Combination”), SSAC and the Company intend to jointly file with the SEC a Registration Statement on Form S-4, which will include a preliminary prospectus and proxy statement of SSAC in connection with the Business Combination, referred to as a proxy statement/prospectus, and after the Registration Statement is declared effective, SSAC will mail a definitive proxy statement/prospectus relating to the Business Combination to its shareholders. This press release does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. SSAC may file other documents regarding the Business Combination with the SEC, and SSAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto, the definitive proxy statement/prospectus and the other documents filed in connection with the Business Combination, as these materials will contain important information about the Company, SSAC and the Business Combination.

When available, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to shareholders of SSAC as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the meeting of SSAC’s shareholders to be held to approve the Business Combination and such other matters. Such shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to SPACSphere Acquisition Corp., 8795 Folsom Blvd, Sacramento, California 95826, Attention: Soumen Das, Chief Financial Officer.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SSAC ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH SSAC’S SOLICITATION OF PROXIES FOR ITS SHAREHOLDERS’ MEETING TO BE HELD TO APPROVE THE BUSINESS COMBINATION, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SSAC, THE COMPANY AND THE BUSINESS COMBINATION.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

SSAC, the Company, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from SSAC’s shareholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of SSAC’s shareholders in connection with the Business Combination, including the names of such persons and a description of their respective interests, is set forth in SSAC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Business Combination may be obtained by reading the Registration Statement regarding the Business Combination when it becomes available. Shareholders will be able to obtain copies of the documents described in this paragraph that are filed with the SEC, once available, without charge at the SEC’s website at www.sec.gov, or by directing a request to SPACSphere Acquisition Corp., 8795 Folsom Blvd, Sacramento, California 95826, Attention: Soumen Das, Chief Financial Officer.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and does not constitute an offer to sell or a solicitation of an offer to buy any securities of SSAC or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Contacts

Mobilewalla Investor Relations

Nicole Kunzman

The Blueshirt Group for Mobilewalla

blueshirtgroup@mobilewalla.com

SPACSphere Acquisition Corp.

Soumen Das - Chief Financial Officer

8795 Folsom Blvd.

Sacramento, California 95826

soumend@spaccatalyst.com

(510) 201-0130